Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-290611) of Appalachian Power Company of our report dated February 12, 2026 relating to the financial statements of Appalachian Power Company, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
Columbus, Ohio
February 12, 2026